                                                                    Exhibit 23.2


              Consent of Independent Certified Public Accountants

We have issued our report dated February 1, 2001 accompanying the consolidated financial statements of First Washington FinancialCorp, which is included in this Registration Statement and Prospectus. We consent to the inclusion of the aforementioned report in this Registration Statement and Prospectus and to the use of our name as it appears under the caption "Experts."


/s/ Grant Thornton LLP
----------------------------
Grant Thornton LLP




Philadelphia, Pennsylvania
July 11, 2001